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                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (the Agreement) is made and dated this 25th day of March, 1998, by and between Transaction Systems Architects, Inc. ("TSA") or (the "Lender"), a Delaware corporation, and Nestor, Inc. ("Nestor") or (the "Borrower"), a Delaware corporation.

                                    RECITALS

     A. Nestor has requested the Lender to extend credit to Nestor and the Lender has agreed to do so.

     B. Nestor and the Lender desire to set forth herein the mutually agreed upon terms and conditions of such credit extension.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. Term Loan

     A. Term Loan. On the terms and subject to the conditions set forth herein, the Lender agrees that it shall, on and after March 25, 1998, make a loan (the "Term Loan") to Nestor in the amount up to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) (the "Term Loan").

     B. Advances. Advances in integrals of $100,000.00 will be made upon written request of Nestor. Such advances will be made one (1) Business Day following the date the request is received and shall be made by wire transfer .

     C. Calculation of Interest. Nestor shall pay interest on the outstanding principal balance of the Term Loan from the date disbursed to but not including the date of payment at a rate per annum equal to the prime rate as published from time-to-time in the Wall Street Journal (the "Applicable Prime Rate").

     D. Payment of Interest. Interest accruing on the Term Loan shall be payable quarterly, in arrears for each quarter on or before the tenth (10th) Business Day of the next succeeding calendar quarter in the amount set forth in an interest billing delivered by the Lender to Nestor on or before the fifth (5th) Business Day of such quarter.

     E. Repayment of Principal. The Term Loan may be repaid, in the discretion of Nestor, from time to time, but in any event shall be repaid in full on March 31, 1999.

     F. Collateralization. The Term Loan shall be collateralized by current and future royalties due Nestor from Lender or its subsidiaries under distributer agreement(s). The amount of royalties used to collateralize the Term Loan shall be equal to the total amount of the outstanding principal and interest.


2. Additional Provisions

     A. Use of Proceeds. The proceeds of the Term Loan shall be utilized by Nestor for purchase of capital assets and to meet working capital requirements in the ordinary course of Nestor's business.

     B. Note. The obligation of the Borrower to repay the Term Loan shall be evidenced by a Note payable to the order of the Lender in the form of that attached hereto as Exhibit 2B (the Note).

     C. Nature and Place of Payments. All payments made on account shall be made by Nestor, without setoff or counterclaim, in lawful money of the United States in immediately available funds, free and clear of and without deduction for any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Lender by 10:00 a.m. central time on the day of payment, it being expressly agreed and understood that if a payment is received after 10:00 a.m. central time by the Lender, such payment will be considered to have been made by Nestor on the next succeeding Business Day and interest thereon shall be payable by Nestor at the Applicable Prime Rate during such extension. All payments on account of the Obligations shall be made to the Lender through its office located at Transaction Systems Architects, Inc., 330 South 108th Avenue, Omaha, Nebraska 68154. If any payment required to be made by Nestor hereunder becomes due and payable on a day other than a Business Day , then interest thereon shall be payable at the then applicable rate during such extension.

     D. Postmaturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to two percent (2%) above the Applicable Prime Rate.

     E. Computations. All computations of interest and fees payable hereunder shall be based upon a year deemed to consist of 360 days for the actual number of days elapsed.


     F. Prepayments.

          i. Nestor may prepay the Term Loan, in whole at any time or in part from time to time, upon not less than one Business Day's prior written notice to the Lender. Principal amounts prepaid shall be applied to installments on the Term Loan in the order of their maturity.

          ii. Nestor shall pay in connection with any prepayment hereunder all interest accrued but unpaid on the Term Loan concurrently with payment to the Lender of any principal amounts.

3. Conditions to Making Term Loan

As conditions precedent to the obligation of the Lender to make the Term Loan, including each Advance:

     A. Delivery of Documents. Nestor shall have delivered or shall have had delivered to the Lender, in form and substance satisfactory to the Lender and its counsel, each of the following:

          i. A duly executed copy of this Agreement;

          ii. A duly executed copy of the other Loan Documents;

          iii. Such credit applications, financial statements, authorizations, and such information concerning Nestor and its business, operations and condition (financial and otherwise) as the Lender may reasonably request;

          iv. Copies of resolutions of the Board of Directors of Nestor approving the execution and delivery of the Loan Documents certified by the Secretary of Nestor as of the date of this Agreement;

          v. A certificate of the Secretary of Nestor certifying the names and true signatures of the officers of Nestor authorized to sign the Loan Documents;

          vi. A copy of the Certificate of Incorporation of Nestor, certified by the Secretary of State of Delaware as of a recent date;

          vii. A copy of each of the Certificate of Incorporation and Bylaws of Nestor, certified by the Secretary or an Assistant Secretary of Nestor as of the date of this Agreement as being accurate and complete;

          viii. A certificate of good standing of Nestor from the Secretary of State of Delaware as of a recent date;

          ix. Certificates of authority and good standing of Nestor for each state in which Nestor is qualified to do business; and

          x. A certificate of the president and chief financial officer or treasurer of Nestor certifying that the Representations and Warranties of Nestor set forth in Section 7 are true and accurate in all material respects as of the date of this Agreement.

          Provided, however, that any document not delivered at or before the initial Advance after execution of this Agreement with the consent of Lender shall be provided within thirty (30) days.

     B. Approvals. All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings, or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid, and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

     C. Documentation Acceptable. All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Lender.

     D. Representations and Warranties. The representations and warranties of Nestor contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of each funding date for the Term Loan.

     E. Existence of Defaults. There shall not have occurred an Event of Default or Potential Default that is continuing unwaived.


4. Representations and Warranties of Nestor

     As an inducement to the Lender to enter into this Agreement and to make Loans as provided herein, Nestor represents and warrants to the Lender that:

     A. No Change. There has been no material adverse change in the business, operations, assets, or financial or other condition of Nestor taken as a whole since the financial statements furnished to Lender by Nestor covering the period ended December 31, 1997, and, except as set forth in Exhibit 4A (Material Lease Schedule) Nestor has not entered into, incurred, or assumed any long-term debt, mortgages, material leases or oral or written commitments, nor commenced any significant project, nor made any purchase or acquisition of any significant property.

     B. Corporate Existence; Compliance with Law. Nestor (i) is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on Nestor or its property and/or business or on the ability of Nestor to pay or perform the Obligations; (ii) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposed so to do; and (iii) is in compliance with all Requirements of Law.

     C. Corporate Power; Authorization; Enforceable Obligations. Nestor has the corporate power and authority and the legal right to execute, deliver, and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered on behalf of Nestor and constitute legal, valid. and binding obligations of Nestor enforceable against Nestor in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

     D. No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of Nestor or create or result in the creation of any Lien on any assets of Nestor, except as pursuant to the Security Agreement.

     E. No Material Litigation. Except as disclosed on Exhibit 4E hereto, no litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Nestor, threatened by or against Nestor or against any of Nestor's properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property, or financial or other condition of Nestor.

     F. Taxes. Nestor has filed or caused to be filed all tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property other than taxes that are being contested in good faith by appropriate proceedings and as to which Nestor has established adequate reserves in conformity with GAAP.

     G. Investment Borrower Act. Nestor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Borrower Act of 1940, as amended.

     H. Federal Reserve Board Regulations. Nestor is not engaged or will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

     I. ERISA. (i) No Prohibited Transactions, Accumulated Funding Deficiencies, withdrawals from Multiemployer Plans, or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject Nestor to any tax, penalty, or other liability where such tax, penalty, or liability is not covered in full, for the benefit of Nestor, by insurance;
(ii) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA, nor has the PBGC instituted proceedings to terminate, or appoint a trustee to administer a Plan, and no event has occurred or condition exists that might constitute grounds under
Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan; (iii) the present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Plans (based on the actuarial assumptions used to fund the Plans) does not exceed the assets of the Plans; and
(iv) the execution, delivery, and performance by Nestor of this Agreement and the Loans hereunder and the use of the proceeds thereof will not involve any Prohibited Transactions.


     J. Assets. Nestor has good and marketable title to all property and assets, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. Except as set forth in
Exhibit 4J (Lien Schedule) Nestor has no outstanding Liens on any of its properties or assets nor are there any security agreements to which Nestor is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as permitted under Paragraph 6(A) below.

     K. Securities Acts. Nestor has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. Nestor is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

     L. Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with any governmental authority is required on the part of Nestor in connection with the execution and delivery of the Loan Documents or the performance of or compliance with the terms, provisions, and conditions hereof or thereof.


5. Affirmative Covenants

     Nestor hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid, Nestor shall:

     A. Financial Statements. Furnish or cause to be furnished to the Lender:

          i. Within ninety (90) days after the last day of the fiscal year of Nestor ending on December 31, 1998 and each fiscal year thereafter, consolidated and consolidating statements of income and statements of changes in financial position for such year and balance sheets as of the end of such )tar presented fairly in accordance with GAAP and, if requested by Lender, accompanied by an unqualified report of a firm of independent certified public accountants acceptable to the Lender and including therewith a copy of the management letter from such certified public accountants, except that a qualification as to the ability of Nestor to remain a going concern may be made;

          ii. Within forty-five (45) days after the last day of each fiscal quarter, statements of income and changes in financial position for such fiscal quarter and balance sheets as of the end of such fiscal quarter of Nestor, accompanied in each case by a certificate of the chief financial officer of Nestor stating that such financial statements are presented fairly in accordance with GAAP.

     B. Certificates; Reports; Other Information. Furnish or cause to be furnished to the Lender

          i. Promptly after sending, filing, or publishing the same, copies of all proxy statements, financial statements, and reports that Nestor sends to its public stockholders, if any, and copies of all regular and periodic reports and all registration statements that Nestor files with the Securities and Exchange Commission and copies of all press releases issued by Nestor;

          ii. Within thirty (30) days after the end of each of Nestor's fiscal years, a copy of Nestor's business plan with financial projections for operations for the next fiscal year, such projections to be in form and detail satisfactory to the Lender;

          iii. Not later than forty-five (45) days after the end of each quarter, a certificate of the chief financial officer or treasurer of Nestor stating he has no knowledge that an Event of Default or Potential Default has occurred and is continuing or, if an Event of Default or Potential Default has occurred and is continuing, a statement as to the nature thereof and the action that Nestor proposes to take with respect thereto.

     C. Payment of Indebtedness. Pay, discharge, or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted, or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith and for which provision is made to the satisfaction of the Lender for the payment thereof in the event Nestor is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by Nestor.


     D. Maintenance of Existence and Properties; Compliance. Maintain its corporate existence and maintain all rights, privileges, licenses, approvals, franchises, properties, and assets necessary or desirable in the normal conduct of its business, and comply with all Requirements of Law.

     E. Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true, and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of the Lender (at no cost or expense to Nestor unless there shall have occurred and be continuing an Event of Default) to visit and inspect any of its properties and examine and , make abstracts from and copies of any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender, and to discuss the business, operations, properties, and financial and other conditions of Nestor with officers and employees of Nestor, and with their independent certified public accountants.

     F. Notices. Promptly give written notice to the Lender of.

          i. The occurrence of any Potential Default or Event of Default;

          ii. Any litigation or proceeding affecting Nestor that could have a material adverse effect on the business, operations, property, or financial or other condition of Nestor; and

          iii. A material adverse change in the business, operations, property, or financial or other condition of Nestor.

     G. Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel) of the Lender incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, and before as well as after judgment including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium, or other similar proceedings involving Nestor or a "workout" of the Obligations.

     H. Loan Documents. Comply with and observe all terms and conditions of the Loan Documents.

     I. Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and furnish the Lender on request full information as to all such insurance.


     J. ERISA. Furnish to the Lender:

          i. Promptly and in any event within 10 days after Nestor knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of Nestor setting forth details as to such Reportable Event and the action that Nestor proposes to take with respect thereto;

          ii. Promptly and in any event within 10 days after Nestor knows or has reason to know of any condition existing with respect to a Plan that presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by Nestor or any ERISA Affiliate, a statement of the chief financial officer of Nestor describing such condition;

          iii. At least ten (10) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice;

          iv. Promptly and in no event more than ten (10) days after the filing thereof with the Secretary of the Treasury, a copy of any application by Nestor or an ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code;

          v. Promptly and in no event more than ten (10) days after the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Form 5500, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500;

          vi. Promptly and in any event with ten (10) days after it knows or has reason to know of any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of Nestor describing such event or condition;

          vii. Promptly and in no event more than ten (10) days after receipt thereof by Nestor or any ERISA Affiliate, a copy of each notice received by Nestor or an ERISA Affiliate concerning the imposition of any withdrawal liability under Section 4202 of ERISA; and

          viii. Promptly after receipt thereof a copy of any notice Nestor or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subparagraph (viii) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

6. Negative Covenants

     Nestor hereby agrees that, as long as any Obligations remain unpaid, Nestor shall not, without the written consent of Lender, directly or indirectly:

          A. Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property and assets except:

               i. Liens or charges for current taxes, assessments, or other governmental charges that are not delinquent or that remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Nestor shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

               ii. Liens, deposits, or pledges made to secure statutory obligations, surety, or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases, or for purposes of like general nature in the ordinary course of Nestor's business;

               iii. Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall extend to any property other than the property acquired; and

               iv. Liens securing Permitted Secured Debt as listed on Exhibit 6A(iv) (Permitted Liens).

          B. Indebtedness. Create, incur, assume, or suffer to exist, or otherwise become or be liable, or cause any Subsidiary to create, incur, assume, or suffer to exist, or otherwise become or be liable, in respect of any indebtedness except:

               i. The Obligations.

               ii. Trade debt incurred in the ordinary course of business and outstanding less than thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Lender for the eventual payment thereof in the event it is found that such contested trade debt is payable by Nestor.

               iii. Indebtedness secured by Liens permitted under previous paragraph 6(A) except that Nestor shall not draw additional advances under or from the Revolving Line of Credit with Citizens Bank dated January 5, 1997 as amended by the Loan Modification Agreement dated March 16, 1998 (the "Citizens LOC") or other cause or permit the principal balance due Citizens Bank pursuant to the Citizens LOC (excluding accruing interest charges) exceed $250,000; and

               iv. Permitted Secured Debt which shall consist of Indebtedness secured by assets being acquired and/or capital lease obligations either of which shall be listed on Exhibit 6A(iv) or expressly approved in advance in writing by Lender.

               v. Indebtedness on terms and conditions expressly approved in advance in writing by Lender.

          C. Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, or other combination.

          D. Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any person, firm, or corporation, other than in the normal course of business as presently conducted.

          E. Payment of Dividends. Except for dividends accruing after the applicable Restricted Period (as defined in each Preferred Dividend Agreement) on preferred stock on which Nestor is obligated to pay pursuant to the terms of the Preferred Dividend Agreements made by and among Nestor and certain preferred stockholders dated prior to December 31, 1997. Declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property, or securities, except dividends payable in shares of capital stock and cash in lieu of fractional shares or in options, warrants, or other rights to purchase shares of capital stock.

          F. Purchase or Retirement of Stock. Acquire, purchase, redeem, or retire any shares of its capital stock now or hereafter outstanding, except on terms and conditions approved by Lender.

          G. Investments; Advances. Make or commit to make any advance, loan, or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures, or other securities of, or make any other investment in, any Person, except short-term cash management programs.

          H. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its assets (other than obsolete or worn-out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value.

          I. ERISA.

               i. Terminate or withdraw from any Plan so as to result in any material liability to the PBGC;

               ii. Engage in or permit any person to engage in any Prohibited Transaction involving any Plan that would subject Nestor to any material tax, penalty, or other liability;

               iii. Incur or suffer to exist any material Accumulated Funding Deficiency, whether or not waived, involving any Plan;

               iv. Allow or suffer to exist any event or condition that presents a risk of incurring a material liability to the PBGC;

               v. Amend any Plan so as to require the posing of  security  under
          Section 401 (a)(29) of the Code; or


               vi. Fail to make payments required under Section 412(m) of the Code and Section 302(e) of ERISA that would subject Nestor to any material tax, penalty, or other liability.



7. Events of Default
     Upon the occurrence of any of the following events (an Event of Default):

     A. Nestor shall fail to pay any principal on the Loans on the date when due or fail to pay within five days of the date when due any other Obligation under the Loan Documents; or

     B. Any representation or warranty made by Nestor in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any respect on or as of the date made; or

     C. Nestor shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in previous paragraphs 5(J) or 6; or

     D. Nestor shall fail to observe or perform any other term of provision contained in the Loan Documents and such failure shall continue for thirty (30) days; or

     E. Nestor shall default in any payment of principal or interest on any Indebtedness (other than the Obligations) or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

     F. (i) Nestor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar officials for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Nestor any case, proceeding or other action of a nature referred to previously in clause (i) that (A) results in the entry of an order for relief or any such adjudication or appointment; (B) remains undismissed, undischarged, or unbonded for a period of sixty (60) days; (iii) there shall be commenced against Nestor or any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied, or bonded pending appeal within sixty (60) days from the entry thereof; (iv) shall take any action in furtherance of, or indicating its consent to, approval of, acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Nestor, shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

     G. (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under Section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist that might, in the opinion of the Lender, constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) Nestor or any ERISA Affiliate shall withdraw from a Multiemployer Plan under circumstances that the Lender determines could have a material adverse effect on the financial condition of Nestor; or

     H. One or more judgments or decrees shall be entered against Nestor and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied, or bonded pending appeal within fifteen (15) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

     I. Nestor shall voluntarily suspend the transaction of business for more than five (5) days in any calendar year;

THEN, automatically upon the occurrence of an Event of Default under above, and at the option of the Lender upon the occurrence of any other Event of Default, the Lender's obligation to make Loans hereunder shall terminate and the Obligations shall become due and payable, without demand upon or presentment to Nestor, which are expressly waived by Nestor, and the Lender may immediately exercise all rights, powers, and remedies available to it at law, in equity or otherwise.


8. Miscellaneous Provisions

     A. Confidentiality. The parties agree to keep confidential the information provided under the terms of this Agreement subject to such disclosures as shall be required by governmental authority or court order.

     B. No Assignment. Nestor may not assign its rights or obligations under this Agreement without the prior written consent of the Lender. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon Nestor, its successors and assigns.

     C. Amendment,- No Waiver. This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Lender and Nestor. It is expressly agreed and understood that the failure by the Lender to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Lender to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement. No delay or failure by the Lender to exercise any right, power, or remedy shall constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power, or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers, or remedies.

     D. Cumulative Rights. The rights, powers, and remedies of the Lender hereunder are cumulative and in addition to all rights, powers, and remedies provided under any and all agreements between Nestor and the Lender relating hereto, at law, in equity or otherwise.

     E. Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     F. Survival. All representations, warranties, covenants, and agreements herein contained on the part of Nestor shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

     G. Notices. All notices, consents, requests, and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the U.S. mail, postage prepaid, or, in the case of telegraphic notice or the overnight courier services when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph 8(f).

     H. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Nebraska, without giving effect to choice of law rules.

     I. Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

     J. Accounting Terms. All accounting terms not otherwise defined herein are used with the meanings given such terms under GAAP.

9. Definitions

     For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "Accumulated Funding Deficiency" shall mean a funding deficiency described in Section 302 of ERISA.

     "Affiliate" shall mean, as to any corporation, any other corporation directly or indirectly controlling, controlled by or under direct or indirect common control with, such corporation. "Control" as used herein means the power to direct the management and policies of such corporation.


     "Agreement" shall mean this Agreement, as the same may be amended, extended, or replaced from time to time.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banks in Nebraska are authorized or obligated to close their regular banking business.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder as form time to time in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder as from time to time in effect.

     "ERISA Affiliate" shall mean each trade or business, including Nestor, whether or not incorporated, which together with Nestor would be treated as a single employer under Section 4001 of ERISA.

     "Event of Default" shall have the meaning given such term in previous paragraph 7.

     "Final Maturity Date" shall mean the earlier of (a) September 30, 1999; and
(b) the date the Lender accelerates payment of the Term Loan pursuant to previous paragraph 7.

     "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge, or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan Documents" shall mean this Agreement, the Note, the Security Agreement in the form of Exhibit 9 and the Options, and each other document, instrument, and agreement executed by Nestor in connection herewith or therewith, as any of the same may be amended, extended, or replaced from time to time.

     "Multiemployer Plan" shall mean a Plan described in Section 4001(a)(3) of ERISA to which Nestor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

     "Note" shall have the meaning previously given such term in paragraph 2(b).

     "Obligations" shall mean any and all debts, obligations, and liabilities of Nestor to the Lender (whether principal, interest, fees, or other-wise, whether now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation or law or otherwise, whether or not from time to time decreased or extinguished and later increased, created, or incurred and whether or not extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations, or liabilities).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

     "Permitted  Secured  Debt"  shall  mean  that  indebtedness   described  in
paragraph 6(b)(iv) of this Agreement.

     "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government, or any department or agency of any government.

     "Plan" shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of Nestor or any ERISA Affiliate (and any such plan no longer maintained for employees of Nestor or any of its ERISA Affiliates to which Nestor or any of its ERISA Affiliates has made or was required to make any contributions during the five years preceding the date on which such plan ceased to be maintained).

     "Potential Default" shall mean an event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Prime Rate" shall mean the fluctuating per annum rate published from time to time in the Wall Street Journal as the "Prime Rate".

     "Prohibited Transaction" shall mean any transaction described in Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Code, which is not exempt by reason of
Section  4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of
Section 2003(c) of ERISA.

     "Property" shall mean, collectively and severally, any and all real property, including all improvements and fixtures thereon, owned or occupied by Nestor.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401 (a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

     "Requirements of Law" shall mean as to any Person the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


NESTOR, INC., a Delaware                  TRANSACTION SYSTEMS ARCHITECTS, INC.,
 Corporation                               a Delaware Corporation

By:  /s/ Nigel Hebborn                    By:  /s/ Gregory Duman
    -----------------------------            ---------------------------------

Title:  Chief Financial Officer          Title:  Chief Financial Officer
       -------------------------                ------------------------------